Form C

Cover Page

Name of issuer:

Nemucore Medical Innovations, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 2/4/2008

Physical address of issuer:

One Hollis Street
Suite 232
Wellesley MA 02482

Website of issuer:

http://www.nemucore.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/27/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$103,271.00	$93,746.00
Cash & Cash Equivalents:	$77,001.00	$1,675.00
Accounts Receivable:	$0.00	$125.00
Short-term Debt:	$586,446.00	$591,535.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$212,232.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($362,266.00)	($976,210.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Nemucore Medical Innovations, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael Seiden, MD, PhD	Chief Medical Officer	McKesson Specialty Health and The US Oncology Network at McKesson	2016
Douglas Bailey	President & CEO	American Bailey Corp.	2013
Tim Coleman	President & CEO	Nemucore Medical Innovations, Inc.	2008
James B. Farinholt, Jr	Managing Director	Tall Oaks Capital	2015
Bryan Costantino	Retired Partner	Retired Partner - PwC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Barbara Davis	CSO	2014
Tim Coleman	Treasurer	2008
Tim Coleman	CEO	2008
Tim Coleman	CFO	2008
Tim Coleman	Founder	2008
Chris Swenson	CBO	2017
Nicole Stephenson	Secretary	2011
Nicole Stephenson	Director of Operations	2011
David Williams	Senior VP of Operations	2011
William S. White	COO	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Timothy P Coleman	4525000.0 Common Stock	27.09

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

RISK FACTORS

Investing in our SAFE Agreement involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our SAFE. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, operating results and prospects could be materially harmed. In that event, the price of our stock could decline, and you could lose part or all of your investment.

Risks Related to Our Financial Position and Need For Additional Capital

We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never achieve or maintain profitability.

Since inception, we have generated revenues and incurred significant operating losses. Our revenues from February 7, 2008 (date of inception) to June 30, 2017 were $5.39 million with net losses from February 7, 2008 (date of inception) to June 30, 2017 of $1.95 million. We have focused primarily on the development of our product candidate optioned from CRUK/GSK. We have recently initiated clinical development of our lead product candidate, NMI-900, and expect that it will be many years, if ever, before we have a product candidate ready for commercialization. To date, we have financed our operations primarily through private placements of our convertible preferred stock. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter. We anticipate that our expenses will increase substantially if and as we:

continue development of our product candidates;
seek to identify additional product candidates;
enter into additional collaboration arrangements with regards to product discovery or acquire or in-license other products and technologies;
maintain and leverage our collaboration with CRUK/GSK;
continue and initiate clinical trials for our product candidates;
seek marketing approvals for our product candidates that successfully complete clinical trials;
establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

maintain, expand and protect our intellectual property portfolio;
hire additional personnel;
add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and
incur increased costs as a result of operating as a growing private company.

To become and remain profitable, we must develop and eventually commercialize a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including completing clinical trials of our product candidates, obtaining marketing approval for these product candidates and manufacturing, marketing, and selling those products for which we may obtain marketing approval. We may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of the company and could impair our ability to raise capital, maintain our discovery and preclinical development efforts, expand our business or continue our operations and may require us to raise additional capital that may dilute your ownership interest. A decline in the value of our company could also cause you to lose all or part of your investment.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are an early-stage clinical development company. We were incorporated in February 2008 and commenced operations in the third quarter of 2010 and rely on third parties to provide discovery and preclinical development capability. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, acquiring and developing our technology, identifying potential product candidates, undertaking preclinical studies and preparing to undertake clinical studies of our most advanced product candidate, NMI-900, which we advancing into clinical trials. We have not yet demonstrated our ability to successfully complete any clinical trials, including large-scale, pivotal clinical trials, obtain marketing approvals, manufacture a commercial scale product, or arrange for a third-party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Medicines, on average, take ten to 15 years to be developed from the time they are discovered to the time they are available for treating patients. Consequently, any predictions you make about our future success or viability based on our short operating history to date may not be as accurate as they could be if we had a longer operating history.

In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will need to transition from a company with a research focus to a company capable of supporting commercial activities. We may not be successful in such a transition.

We will need substantial additional funding. If we are unable to raise capital when needed, we would be compelled to delay, reduce or eliminate our product development programs or commercialization efforts.

We expect our expenses to increase in parallel with our ongoing activities, particularly as we continue our discovery and preclinical development collaborations to identify new clinical candidates and initiate clinical trials of, and seek marketing approval for, our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce, or eliminate our discovery and preclinical development programs or any future commercialization efforts.

We believe that, based upon our current operating plan, our existing capital resources, together with the net proceeds from this offering, will be sufficient to fund our anticipated operations for at least 6 months, including the clinical trial planning of NMI-900. Our future capital requirements will depend on many factors, including:

the scope, progress, results and costs of compound discovery, preclinical development, laboratory testing and clinical trials for our product candidates;
the extent to which we enter into additional collaboration arrangements with regard to product discovery or acquire or in-license products or technologies;
our ability to establish additional collaborations on favorable terms, if at all;
the costs, timing and outcome of regulatory review of our product candidates;
the costs of future commercialization activities including product sales, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;
revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval; and
the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims.

Identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we do not expect to be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Raising additional capital may cause dilution to our stockholders, including investors in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings and debt financings. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts.

Risks Related to the Discovery and Development of Our Product Candidates

Our discovery and preclinical development is focused on the development of targeted therapeutics for patients with genetically defined cancers, which is a rapidly evolving area of science, and the approach we are taking to discover and develop drugs is novel and may never lead to marketable products.

The discovery and development of targeted drug therapeutics for patients with genetically defined cancers is an emerging field, and the scientific discoveries that form the basis for our efforts to discover and develop product candidates are relatively new. The scientific evidence to support the feasibility of developing product candidates based on these discoveries is both preliminary and limited. The patient populations for our product candidates are not completely defined but are substantially smaller than the general treated cancer population, and we will need to screen and identify these patients. Successful identification of patients is dependent on several factors, including achieving certainty as to how specific genetic alterations respond to our product candidates and developing companion diagnostics to identify such genetic alterations. Furthermore, even if we are successful in identifying patients, we cannot be certain that the resulting patient populations will be large enough to allow us to successfully commercialize our products and achieve profitability. Therefore, we do not know if our approach to treating patients with genetically defined cancers will be successful, and if our approach is unsuccessful, our business will suffer.

We are very early in our development efforts and are substantially dependent on our lead product candidate, NMI-900. If we or our collaborators are unable to successfully develop and commercialize NMI-900 or experience significant delays in doing so, our business will be materially harmed.

We currently do not have any products that have gained regulatory approval. We have invested substantially all of our efforts and financial resources in identifying potential drug candidates and funding our option agreement with CRUK to conduct preclinical studies. Our ability to generate product revenues, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of NMI-900, for which we are planning a Phase 1b/2 clinical trial in patients in advanced acute myeloid leukemia and high risk myelodysplastic syndromes. As a result, our business is substantially dependent on our ability to complete the development of and obtain regulatory approval for NMI-900.

We have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical area. For example, to execute our business plan, we will need to successfully:

- execute NMI-900 development activities;

obtain required regulatory approvals for the development and commercialization of NMI-900;
maintain, leverage and expand our intellectual property portfolio;
build and maintain robust sales, distribution and marketing capabilities, either on our own or in collaboration with strategic partners;
gain market acceptance for NMI-900;
develop and maintain any strategic relationships we elect to enter into, including our collaboration with Medical Prognosis Institute; and
manage our spending as costs and expenses increase due to drug discovery, preclinical development, clinical trials, regulatory approvals and commercialization.

If we are unsuccessful in accomplishing these objectives, we may not be able to successfully develop and commercialize NMI-900, and our business will suffer.

Difficulty in enrolling patients could delay or prevent clinical trials of our product candidates. We may find it difficult to enroll patients in our Phase 1b and Phase 2 expansion trial for NMI-900 given that we do not know how many patients share the genetic network NMI-900 is designed to inhibit.

Identifying and qualifying patients to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends in part on the speed at which we can recruit patients to participate in testing our product candidates, and we may experience delays in our clinical trials if we encounter difficulties in enrollment. The patient population for our product candidates is not completely defined, but is substantially smaller than other cancer indications, because we are looking for the same type of genetic alterations across different tumor types and the number of patients with these alterations may be small. For example, with respect to NMI-900, we do not know how many patients will have the correct sensitivity network of genes NMI-900 is designed to inhibit.

In addition to the potentially small populations, the eligibility criteria of our clinical trials will further limit the pool of available study participants as we will require that patients have specific characteristics that we can measure or to assure their disease is either severe enough or not too advanced to include them in a study. Additionally, the process of finding and diagnosing patients may prove costly. We also may not be able to identify, recruit, and enroll a sufficient number of patients to complete our clinical studies because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical trials, the proximity and availability of clinical study sites for prospective patients, and the patient referral practices of physicians. If patients are unwilling to participate in our studies for any reason, the timeline for recruiting patients, conducting studies, and obtaining regulatory approval of potential products may be delayed.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenue from any of these product candidates could be delayed or prevented. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process, and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition, and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates, including:

unforeseen safety issues or adverse side effects;
failure of our companion diagnostics in identifying patients;
modifications to protocols of our clinical trials resulting from FDA or institutional review board, or IRB, decisions; and
ambiguous or negative interim results of our clinical trials, or results that are inconsistent with earlier results.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

We have only begun planning the clinical development of our lead product candidate NMI-900 and the risk of failure for all of our product candidates is high. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive, difficult to design and implement and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. Further, the results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans or will receive regulatory approval.

We may experience delays in our clinical trials and we do not know whether planned clinical trials will begin or enroll subjects on time, need to be redesigned or be completed on schedule, if at all. For example, we may not be permitted to initiate the planned Phase 2 expansion phase of our NMI-900 trial if our methods of selecting patients for treatment are not accepted by FDA. There can be no assurance that FDA will not put any of our product candidates on clinical hold in the future. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our product candidates. Clinical trials may be delayed, suspended or prematurely terminated because costs are greater than we anticipate or for a variety of reasons, such as:

delay or failure in reaching agreement with FDA or a comparable foreign regulatory authority on a trial design that we are able to execute;
delay or failure in obtaining authorization to commence a trial or inability to comply with conditions imposed by a regulatory authority regarding the scope or design of a clinical trial;
delays in reaching, or failure to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;
inability, delay, or failure in identifying and maintaining a sufficient number of trial sites, many of which may already be engaged in other clinical programs;
delay or failure in recruiting and enrolling suitable subjects to participate in a trial;
delay or failure in having subjects complete a trial or return for post-treatment follow-up;
clinical sites and investigators deviating from trial protocol, failing to conduct the trial in accordance with regulatory requirements, or dropping out of a trial;
lack of adequate funding to continue the clinical trial, including the incurrence of unforeseen costs due to enrollment delays, requirements to conduct additional clinical studies and increased expenses associated with the services of our clinical research organizations ("CROs") and other third parties;
clinical trials of our product candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;
the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;
we may experience delays or difficulties in the enrollment of patients whose tumors harbor the specific genetic alterations that our product candidates are designed to target;
our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;
we may have difficulty partnering with experienced CROs that can screen for patients whose tumors harbor the applicable genetic alterations and run our clinical trials effectively;
regulators or IRBs may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;
the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate; or
there may be changes in governmental regulations or administrative actions.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

be delayed in obtaining marketing approval for our product candidates;
not obtain marketing approval at all;
obtain approval for indications or patient populations that are not as broad as intended or desired;
obtain approval with labeling that includes significant use or distribution restrictions or safety warnings that would reduce the potential market for our products or inhibit our ability to successfully commercialize our products;
be subject to additional post-marketing restrictions and/or testing requirements; or
have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or marketing approvals. We do not know whether any of our preclinical studies or clinical trials will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

We may not be successful in advancing the clinical development of our product candidates, including NMI-900.

In order to execute on our strategy of advancing the clinical development of our product candidates, we have designed our existing Phase 1b/2 clinical trial of NMI-900, and expect to design future trials, to include patients whose tumors harbor the applicable genetic alterations that we believe contribute to cancer. Our goal in doing this is to enroll patients who have the highest probability of responding to the drug, in order to show early evidence of clinical efficacy. If we are unable to include patients whose tumors harbor the applicable genetic alterations, or if our product fails to work as we expect, our ability to assess the therapeutic effect, seek participation in FDA expedited review and approval programs, including Breakthrough Therapy, Fast Track Designation, Priority Review and Accelerated Approval, or otherwise to seek to accelerate clinical development and regulatory timelines, could be compromised, resulting in longer development times, larger trials and a greater likelihood of not obtaining regulatory approval. In addition, because the natural history of different tumor types is variable, we will need to study our product candidates, including NMI-900, in clinical trials specific for a given tumor type and this may result in increased time and cost. Even if our product candidate demonstrates efficacy in a particular tumor type, we cannot guarantee that any product candidate, including NMI-900, will behave similarly in all tumor types, and we will be required to obtain separate regulatory approvals for each tumor type we intend a product candidate to treat. If any of our clinical trials are unsuccessful, our business will suffer.

If serious adverse events or unacceptable side effects are identified during the development of our product candidates, we may need to abandon or limit our development of some of our product candidates.

If our product candidates are associated with undesirable side effects in preclinical or clinical trials or have characteristics that are unexpected, we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. NMI-900 toxicology studies in rats and dogs demonstrated reversible decreases in white blood cells, and this may occur in humans. Testing in animals may not uncover all expected side effects or side effects in humans may be more severe. The Aurora B kinase protein targeted by NMI-900 plays an important role in the hematologic system in general and the white blood cells, in particular. In animal models no adverse hematologic effects were observed. However, no assurance can be given that NMI-900 will not cause unwanted, and potentially unacceptable, side effects when tested in the clinic. Additional or more severe side effects may be identified in our planned Phase 1b/2 trial or through further clinical studies. These or other drug-related side effects could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Many compounds developed in the biopharmaceutical industry that initially showed promise in early-stage testing for treating cancer have later been found to cause side effects that prevented further development of the compound. Any of these occurrences may harm our business, financial condition, and prospects significantly.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus on a limited number of research programs, product candidates, and specific indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future discovery and preclinical development programs and product candidates for specific indications may not yield any commercially viable products.

Failure to successfully validate, develop and obtain regulatory approval for companion diagnostics for our product candidates could harm our drug development strategy and operational results.

As one of the central elements of our business strategy and clinical development approach, we seek to screen and identify subsets of patients with a genetic network who may derive meaningful benefit from our development product candidates. To achieve this, our product development program is dependent on the development and commercialization of a companion diagnostic by us or by third party collaborators. Companion diagnostics are developed in conjunction with clinical programs for the associated product and are subject to regulation as medical devices. Each agency that approves a product will independently need to approve the companion diagnostic before or concurrently with its approval of the product candidate, and before a product can be commercialized. The approval of a companion diagnostic as part of the product label will limit the use of the product candidate to only those patients who express the specific genetic alteration it was developed to detect. We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners or negotiating insurance reimbursement plans, all of which may prevent us from completing our clinical trials or commercializing our products on a timely or profitable basis, if at all.

Companion diagnostics are subject to regulation by FDA and comparable foreign regulatory authorities as medical devices and require separate clearance or approval prior to their commercialization. To date, FDA has required premarket approval of all companion diagnostics for cancer therapies. We and our third-party collaborators may encounter difficulties in developing and obtaining approval for these companion diagnostics. Any delay or failure by us or third-party collaborators to develop or obtain regulatory approval of a companion diagnostic could delay or prevent approval of our related product candidates.

Failure by us or our third-party collaborators to successfully commercialize companion diagnostics developed for use with our product candidates could harm our ability to commercialize these product candidates.

Even if we or our companion diagnostic collaborators successfully obtain regulatory approval for the companion diagnostics for our product candidates, our collaborators:

may not perform their obligations as expected;
may not pursue commercialization of companion diagnostics for our therapeutic product candidates that achieve regulatory approval;
may elect not to continue or renew commercialization programs based on changes in the collaborators' strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;
may not commit sufficient resources to the marketing and distribution of such product or products; and
may terminate their relationship with us.

Additionally, we or our collaborators may encounter production difficulties that could constrain the supply of the companion diagnostics, affect the ease of use, affect the price or have difficulties gaining acceptance of the use of the companion diagnostics in the clinical community.

If companion diagnostics for use with our product candidates fail to gain market acceptance, our ability to derive revenues from sales of our product candidates could be harmed. If we or our collaborators fail to commercialize these companion diagnostics, we may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with our product candidates or do so on commercially reasonable terms, which could adversely affect and delay the development or commercialization of our product candidates.

Risks Related to Regulatory Approval of Our Product Candidates and Other Legal Compliance Matters

If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our product candidates, and our ability to generate revenue will be materially impaired.

Our product candidates must be approved by FDA pursuant to a new drug application, or NDA, in the United States and by the European Medicines Agency, or EMA, and similar regulatory authorities outside the United States prior to commercialization. The process of obtaining marketing approvals, both in the United States and abroad, is expensive and takes many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. We have not received approval to market any of our product candidates from regulatory authorities in any jurisdiction. We have no experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party CROs to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate's safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may also cause delays in or prevent the approval of an application.

New cancer drugs frequently are indicated only for patient populations that have not responded to an existing therapy or have relapsed. If any of our product candidates receives marketing approval, the accompanying labeling may limit the approved use of our drug in this way, which could limit sales of the product.

Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we experience delays in obtaining approval or if we fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.

We may seek Orphan Drug Exclusivity for some of our product candidates, and we may be unsuccessful.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a disease with a patient population of fewer than 200,000 individuals in the United States.

Generally, if a product with an Orphan Drug Designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the EMA or FDA from approving another marketing application for the same drug for the same indication during the period of exclusivity. The applicable period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for Orphan Drug Designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan Drug Exclusivity may be lost if FDA or EMA determines that the request for designation was materially defective, or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we obtain Orphan Drug Exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, FDA can subsequently approve a different drug for the same condition if FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

A Fast Track Designation by FDA, even if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval.

We do not currently have Fast Track Designation for any of our product candidates but intend to seek such designation. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track Designation. FDA has broad discretion whether or not to grant this designation. Even if we believe a particular product candidate is eligible for this designation, we cannot assure you that FDA will decide to grant it. Even if we do receive Fast Track Designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. FDA may withdraw Fast Track Designation if it believes that the designation is no longer supported by data from our clinical development program. Many drugs that have received Fast Track Designation have failed to obtain drug approval.

A Breakthrough Therapy Designation by FDA, even if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process, and does not increase the likelihood that our product candidates will receive marketing approval.

We do not currently have Breakthrough Therapy Designation for any of our product candidates but may seek such designation. A Breakthrough Therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs that have been designated as Breakthrough Therapies, interaction and communication between FDA and the sponsor can help to identify the most efficient path for development.

Designation as a Breakthrough Therapy is within the discretion of FDA. Accordingly, even if we believe after completing early clinical trials that one of our product candidates meets the criteria for designation as a Breakthrough Therapy, FDA may disagree and instead determine not to make such a designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by FDA. In addition, even if one or more of our product candidates qualify as Breakthrough Therapies, FDA may later decide that such product candidates no longer meet the conditions for qualification.

Failure to obtain marketing approval in international jurisdictions would prevent our product candidates from being marketed abroad.

In order to market and sell our products in the European Union and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or our third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by FDA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

Any product candidate for which we obtain marketing approval will be subject to extensive post-marketing regulatory requirements and could be subject to post-marketing restrictions or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Our product candidates and the activities associated with their development and commercialization, including their testing, manufacture, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, current good manufacturing practices, or cGMP, requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, including periodic inspections by FDA and other regulatory authorities, requirements regarding the distribution of samples to physicians, and recordkeeping.

FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. FDA imposes stringent restrictions on manufacturers' communications regarding use of their products, and if we promote our products beyond their approved indications we may be subject to enforcement action for off-label promotion. Violations of the Federal Food, Drug, and Cosmetic Act relating to the promotion of prescription drugs may lead to investigations alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws.

In addition, later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including:

- restrictions on such products, manufacturers or manufacturing processes;
- restrictions on the labeling or marketing of a product;
- restrictions on product distribution or use;
- requirements to conduct post-marketing studies or clinical trials;
- warning or untitled letters;
- withdrawal of the products from the market;
- refusal to approve pending applications or supplements to approved applications that we submit;
- recall of products;
- fines, restitution or disgorgement of profits or revenues;
- suspension or withdrawal of marketing approvals;
- refusal to permit the import or export of our products;
- product seizure; or
- injunctions or the imposition of civil or criminal penalties.

Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with the European Union's requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

Our relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse, and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell, and distribute any products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

- the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order, or recommendation of, any good or service for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

- the federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or *qui tam* actions, against individuals or entities for knowingly presenting, or causing to be presented to the federal government claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;
- the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
- HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;
- federal law requires applicable manufacturers of covered drugs to report payments and other transfers of value to physicians and teaching hospitals, which includes data collection and reporting obligations. The information is to be made publicly available on a searchable website; and
- analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers.

Some state laws require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Recently enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and affect the prices we may obtain.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. While the MMA only applies to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

More recently, in March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively the PPACA, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms.

Among the provisions of the PPACA of importance to our potential product candidates are the following:

- an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents;

- an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program;
- expansion of healthcare fraud and abuse laws, including the False Claims Act and the Anti-Kickback Statute, new government investigative powers, and enhanced penalties for noncompliance;
- a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices;
- extension of manufacturers' Medicaid rebate liability;
- expansion of eligibility criteria for Medicaid programs;
- expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program;
- new requirements to report financial arrangements with physicians and teaching hospitals;
- a new requirement to annually report drug samples that manufacturers and distributors provide to physicians; and
- a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding.

We expect that the PPACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by the U.S. Congress of FDA's approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

Governments outside the United States tend to impose strict price controls, which may adversely affect our revenues, if any.

In some countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be harmed, possibly materially.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

Although we maintain workers' compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our discovery, preclinical development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties, or other sanctions.

Risks Related to Our Dependence on Third Parties

Future discovery and preclinical development collaborations may be important to us. If we are unable to maintain these collaborations, or if these collaborations are not successful, our business could be adversely affected.

For some of our product candidates, we may in the future determine to collaborate with pharmaceutical and biotechnology companies for development of products. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator's resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator's evaluation of a number of factors. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential development schedule or reduce the scope of research activities, or increase our expenditures and undertake discovery or preclinical development activities at our own expense. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development activities, we may not be able to further develop our product candidates or continue to develop our product candidates and our business may be materially and adversely affected.

Future collaborations we may enter into may involve the following risks:

- collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;
- collaborators may not perform their obligations as expected;
- changes in the collaborators' strategic focus or available funding, or external factors, such as an acquisition, may divert resources or create competing priorities;
- collaborators may delay discovery and preclinical development, provide insufficient funding for product development of targets selected by us, stop or abandon discovery and preclinical development for a product candidate, repeat or conduct new discovery and preclinical development for a product candidate;
- collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed than ours;
- product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the development of our product candidates;
- disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the discovery, preclinical development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;
- collaborators may not properly maintain or defend our intellectual property rights or intellectual property rights licensed to us or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;
- collaborators may infringe upon the intellectual property rights of third parties, which may expose us to litigation and potential liability; and
- collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

Additionally, subject to their contractual obligations to us, if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development of any of our product candidates. If one of our collaborators terminates their agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.

If we are unable to maintain our collaborations, development of our product candidates could be delayed and we may need additional resources to develop them. All of the risks relating to product development, regulatory approval and commercialization described in this prospectus also apply to the activities of our collaborators.

We expect to rely on third-party contractors and organizations to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We will rely on third-party clinical research contractors and organizations, to conduct our ongoing Phase 1b/2 clinical trial of NMI-900; and we will rely on third party contractors, clinical data management organizations, independent contractors, medical institutions and clinical investigators to conduct our clinical trials beyond Phase 1b/2. These agreements may terminate for a variety of reasons, including a failure to perform by the third parties. If we needed to enter into alternative arrangements, our product development activities would be delayed.

We compete with many other companies, some of which may be our competitors, for the resources of these third parties. Large pharmaceutical companies often have significantly more extensive agreements and relationships with such third-party providers, and such third-party providers may prioritize the requirements of such large pharmaceutical companies over ours. The third parties on whom we rely may terminate their engagements with us at any time, which may cause delay in the development and commercialization of our product candidates. If any such third party terminates its engagement with us or fails to perform as agreed, we may be required to enter into alternative arrangements, which would result in significant cost and delay to our product development program. Moreover, our agreements with such third parties generally do not provide assurances regarding employee turnover and availability, which may cause interruptions in the research on our product candidates by such third parties.

Our reliance on these third parties to conduct our clinical trials will reduce our control over these activities but will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, FDA and other regulatory authorities require us to comply with standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. We are also required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Additionally, we expect to rely substantially on third-party data managers for our clinical trial data. There is no assurance that these third parties will not make errors in the design, management or retention of our data or data systems. There is no assurance that these third parties will pass FDA or other regulatory audits, which could delay or prevent regulatory approval.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We contract with third parties for the manufacture of our product candidates for preclinical and clinical testing and expect to continue to do so for commercialization. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products at an acceptable cost and quality, which could delay, prevent or impair our development or commercialization efforts.

We do not own or operate facilities for the manufacture of our product candidates, and we do not have any manufacturing personnel. We currently have no plans to build our own clinical or commercial scale manufacturing capabilities. We rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical and clinical testing. We will rely on third parties as well for commercial manufacture if any of our product candidates receive marketing approval. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable cost or quality, which could delay, prevent or impair our development or commercialization efforts.

Any performance failure on the part of our existing or future manufacturers could delay clinical development or marketing approval. We do not currently have arrangements in place for redundant supply or a source for bulk drug substance. Third parties currently supplies all of our drug product requirements for our Phase 1b/2 clinical trial for NMI-900. If these third parties cannot supply us with our Phase 1b/2 clinical trial drug product requirements as agreed, we may be required to identify alternative manufacturers, which would lead us to incur added costs and delays in identifying and qualifying any such replacement.

The formulation used in early studies is not a final formulation for commercialization. Additional, changes may be required by FDA or other regulatory authorities on specifications and storage conditions. These may require additional studies, and may delay our clinical trials.

We expect to rely on third-party manufacturers or third-party collaborators for the manufacture of commercial supply of any other product candidates for which our collaborators or we obtain marketing approval.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

- reliance on the third party for regulatory compliance and quality assurance;
- the possible breach of the manufacturing agreement by the third party;
- the possible misappropriation of our proprietary information, including our trade secrets and know-how; and
- the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products.

Our product candidates and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us.

Our current and anticipated future dependence upon others for the manufacture of our product candidates or products may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Risks Related to the Commercialization of Our Product Candidates

Even if any of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

If any of our product candidates receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, current cancer treatments like chemotherapy and radiation therapy are well established in the medical community, and doctors may continue to rely on these treatments to the exclusion of our product candidates. In addition, physicians, patients and third-party payors may prefer other novel products to ours. If our product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

- the efficacy and safety and potential advantages and disadvantages compared to alternative treatments;
- our ability to offer our products for sale at competitive prices;
- the convenience and ease of administration compared to alternative treatments;
- the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
- the strength of our marketing and distribution support;
- the availability of third-party coverage and adequate reimbursement, including patient cost-sharing programs such as copays and deductibles;
- our ability to develop or partner with third-party collaborators to develop companion diagnostics;
- the prevalence and severity of any side effects; and
- any restrictions on the use of our products together with other medications.

We currently have no marketing and sales force. If we are unable to establish effective sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates, we may not be able to effectively sell or market our product candidates, if approved, or generate product revenues.

We currently do not have a marketing or sales team for the marketing, sales and distribution of any of our product candidates that are able to obtain regulatory approval. In order to commercialize any product candidates, we must build on a territory-by-territory basis marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. If our product candidates receive regulatory approval, we intend to establish an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates, which will be expensive and time consuming and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of any of our products that we obtain approval to market. With respect to the commercialization of all or certain of our product candidates, we may choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. If we are unable to enter into such arrangements when needed on acceptable terms or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval or any such commercialization may experience delays or limitations. If we are not successful in commercializing our product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidates, and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our product candidates. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to our approach, and others are based on entirely different approaches. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

Specifically, there are a large number of companies developing or marketing treatments for cancer, including many major pharmaceutical and biotechnology companies. In addition, many companies are developing cancer therapeutics that work by inhibiting multiple kinases, which may directly compete with our lead product candidate and future product candidates, including Amgen AMG-900, AstraZeneca AZD-1152 and Takeda MLN8237.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market and or slow our regulatory approval. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products. Generic products are currently on the market for the indications that we are pursuing, and additional products are expected to become available on a generic basis over the coming years. If our product candidates achieve marketing approval, we expect that they will be priced at a significant premium over competitive generic products.

Many of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford expensive treatments. Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private payors tend to follow CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products. Reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European countries. Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has and will continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicines, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

Moreover, increasing efforts by governmental and third-party payors, in the United States and abroad, to cap or reduce healthcare costs may cause such organizations to limit both coverage and level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products into the healthcare market.

In addition to CMS and private payors, professional organizations such as the National Comprehensive Cancer Network and the American Society of Clinical Oncology can influence decisions about reimbursement for new medicines by determining standards for care. In addition, many private payors contract with commercial vendors who sell software that provide guidelines that attempt to limit utilization of, and therefore reimbursement for, certain products deemed to provide limited benefit to existing alternatives. Such organizations may set guidelines that limit reimbursement or utilization of our products.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

- decreased demand for any product candidates or products that we may develop;
- injury to our reputation and significant negative media attention;
- withdrawal of clinical trial participants;
- significant costs to defend the related litigation;
- substantial monetary awards to trial participants or patients;
- loss of revenue;
- reduced resources of our management to pursue our business strategy; and
- the inability to commercialize any products that we may develop.

We currently hold no product liability insurance coverage in the aggregate, which may not be adequate to cover all liabilities that we may incur. We may need to increase our insurance coverage as we expand our clinical trials or if we commence commercialization of our product candidates. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain intellectual property protection for our technology and products, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and products, including any companion diagnostic developed by us or a third-party collaborator. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our novel technologies and product candidates. Our patent portfolio includes patents and patent applications we exclusively optioned from CRUK/GSK. This patent portfolio includes issued patents and pending patent applications covering compositions of matter and methods of use.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or other intellectual property rights may be unavailable or limited in scope. It is also possible that we will fail to identify patentable aspects of our discovery and preclinical development output before it is too late to obtain patent protection. Moreover, in some circumstances, we do not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. For example, India and China do not allow patents for methods of treating the human body. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we were the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office, or U.S. PTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party preissuance submission of prior art to the U.S. PTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The risks described elsewhere pertaining to our patents and other intellectual property rights also apply to the intellectual property rights that we license, and any failure to obtain, maintain and enforce these rights could have a material adverse effect on our business. In some cases we may not have control over the prosecution, maintenance or enforcement of the patents that we license, and our licensors may fail to take the steps that we believe are necessary or desirable in order to obtain, maintain and enforce the licensed patents. Any inability on our part to protect adequately our intellectual property may have a material adverse effect on our business, operating results and financial position.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the U.S. PTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees due to non-U.S. patent agencies. The U.S. PTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Because competition in our industry is intense, competitors may infringe or otherwise violate our issued patents, patents of our licensors or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent's claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. We may also elect to enter into license agreements in order to settle patent infringement claims or to resolve disputes prior to litigation, and any such license agreements may require us to pay royalties and other fees that could be significant. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure.

We may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights, that are important or necessary to the development of our products. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our products, in which case we would be required to obtain a license from these third parties on commercially reasonable terms, or our business could be harmed, possibly materially. Although we believe that licenses to these patents are available from these third parties on commercially reasonable terms, if we were not able to obtain a license, or were not able to obtain a license on commercially reasonable terms, our business could be harmed, possibly materially.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability, and the ability of our collaborators, to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference or derivation proceedings before the U.S. PTO. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future.

If we are found to infringe a third party's intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys' fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

We may not be successful in obtaining or maintaining necessary rights for our development pipeline through acquisitions and in-licenses.

Presently we have rights to intellectual property to develop our product candidates, including patents and patent applications we exclusively optioned from CRUK/GSK. Because our programs may involve additional product candidates that may require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license or use these proprietary rights. Additionally, a companion diagnostic may require that we or a third-party collaborator developing the diagnostic acquire use or proprietary rights held by third parties. We may be unable to acquire or in-license any compositions, methods of use, or other third-party intellectual property rights from third parties that we identify. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

For example, we may collaborate with U.S. and foreign academic institutions to accelerate our discovery and preclinical development work under written agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution's rights in technology resulting from the collaboration. Regardless of such right of first negotiation for intellectual property, we may be unable to negotiate a license within the specified time frame or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, our business, financial condition and prospects for growth could suffer.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee's former employer. Litigation may be necessary to defend against these claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and product candidates, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or patent assignment agreements with our employees and consultants, however, we cannot be certain that such agreements have been entered into with all relevant parties. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Employee Matters, Managing Growth and Macroeconomic Conditions

We currently have a limited number of employees, are highly dependent on our Chief Executive Officer and our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are an early-stage clinical development company with a limited operating history, and, as of July 21, 2017, had only four employees and four executive officers. We are highly dependent on the research and development, clinical and business development expertise of Timothy P. Coleman, Ph.D. our President and Chief Executive Officer, as well as the other principal members of our management, scientific and clinical team. Although we may have to enter into employment letter agreements with our executive officers, each of them may terminate their employment with us at any time. We do not maintain "key person" insurance for any of our executives or other employees.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our discovery and preclinical development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

We expect to expand our development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs and, if any of our product candidates receives marketing approval, sales, marketing and distribution. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the recent global financial crisis, could result in a variety of risks to our business, including our ability to raise additional capital when needed on acceptable terms, if at all. This is particularly true in Europe, which is undergoing a continued severe economic crisis. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our CROs, collaborators and third-parties on whom we rely are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Furthermore, we have little or no control over the security measures and computer systems of our third-party collaborators. While we and, to our knowledge, our third-party collaborators have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, or our other third-party collaborators, it could result in a material disruption of our drug development programs. For example, the loss of research data could delay development of our product candidates and the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and we may incur substantial costs to attempt to recover or reproduce the data. If any disruption or security breach resulted in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and/or the further development of our product candidates could be delayed.

Risks Related to Our Common Stock and This Offering

Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions:

establish a classified board of directors such that only one of three classes of directors is elected each year;
allow the authorized number of our directors to be changed only by resolution of our board of directors;
limit the manner in which stockholders can remove directors from our board of directors;
establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors;
require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;
limit who may call stockholder meetings;
authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a "poison pill" that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors; and
require the approval of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock that would be entitled to vote generally in the election of directors to amend or repeal specified provisions of our certificate of incorporation or bylaws that will become effective upon the closing of this offering.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans or otherwise, could result in dilution to the percentage ownership of our stockholders.

Even after giving effect to the funds raised in this offering we expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell additional common stock, convertible securities or other equity securities, investors in a prior transaction may be materially diluted. Additionally, new investors could gain rights, preferences and privileges senior to those of existing holders of our common stock.

The number of shares of our common stock available for future grant under our 2015 Equity Incentive Plan, or the 2015 Plan, is 2,120,000.

We may be subject to securities litigation, which is expensive and could divert management attention.

Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an "ownership change," generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation's ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. It is possible that we may have triggered an "ownership change" limitation. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership (some of which are outside our control). As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

William S. White is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Barbara Davis is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

David Williams is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Chris Swenson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: At Nemucore Medical Innovations, Inc. (NMI) we value every stakeholder who believes in our mission of pursuing the development of an effective treatment for AML and other cancers.

We plan to use the funds:

- to develop NMI-900 and its companion diagnostic. Specifically looking at additional patient cancer samples to increase our knowledge of key performance attributes of the diagnostic

- pursue access to larger liquid private/public capital markets; and

- general corporate purposes.

-5% Wefunder intermediary fee

The amounts, allocation and timing of our actual expenditures will depend upon numerous factors, including:

- the type, number, costs and results of any clinical trials for our product candidates

- regulatory actions relating to our product candidates

- competitive and technology developments; and

- the rate of growth, if any, of our business

Our management has significant flexibility and broad discretion in applying the net proceeds received in this offering.

If we raise: **$1,070,000**

Use of Proceeds: At Nemucore Medical Innovations, Inc. (NMI) we value every stakeholder who believes in our mission of pursuing the development of an effective treatment for AML and other cancers.

We plan to use the funds:

- develop NMI-900 and its companion diagnostic. Continue to build the AML diagnostic signature database with additional patient cancer samples to increase knowledge of key performance attributes of the diagnostic and test the limitations of RNA samples. Initiate NMI-900 clinical material packaging with Contract manufacturing organization (CMO); Perform pre-clinical system validation in ~30 patient derived leukemia xenographs with Moffitt Cancer Center to ensure samples can be processed within diagnostic window time-frame; identify and define sample to sample variability matrix; and and observe how xenographs perform to treatment with NMI-900 compared to calculated RNA score

- pursue access to larger liquid private/public capital markets; and

- general corporate purposes.

-5% Wefunder intermediary fee

The amounts, allocation and timing of our actual expenditures will depend upon numerous factors, including:

- the type, number, costs and results of any clinical trials for our product candidates

- regulatory actions relating to our product candidates

- competitive and technology developments; and

- the rate of growth, if any, of our business

Our management has significant flexibility and broad discretion in applying the net proceeds received in this offering.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubscriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors ,multiplied by (b) the discount rate (85%) or
- (ii) if the valuation for the company is more than **$20 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $20,000,000 with a discount rate of 82.5%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of preferred **stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

*Repurchases I*f the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

(a) Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series A Preferred	10,000,000	2,000,000	Yes
Common Stock	100,000,000	14,655,899	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,360,000

Describe any other rights:

Summary of Common Stock Holder Rights:

General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Summary of Series A Preferred Equity Holder Rights:

Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $1.00 per share in preference to the holders of Common Stock (the "Liquidation Preference"). Following the payment in full of the Liquidation Preference, the Series A holders will then share on a pro rata basis with holders of the Common Stock in the remaining assets legally available for distribution on an as-converted basis. A Sale of the Company shall be deemed to be a liquidation.

Voluntary Conversion: The Investors shall have the right to convert the Series A Preferred, at any time, into shares of Common Stock. The initial conversion rate shall be 1:1, subject to adjustment as provided below.

Automatic Conversion: The Series A Preferred will automatically convert into shares of Common Stock, at the then applicable conversion price, (i) upon the approval of holders of at least 66 2/3% of the then-outstanding shares of Series A Preferred voting as a single class, or (ii) upon the closing of a sale of the Company's shares of Common Stock pursuant to a firm commitment underwritten public offering by the Company at a public offering price per share that is no less than $5.00 per share of Common Stock (adjusted for anti-dilution, stock split, reverse stock split and similar events) in an aggregate offering to the public of no less than $35 million, prior to all underwriter commissions and discounts (the first public offering meeting these conditions is hereinafter referred to as the "Qualified IPO").

Anti-dilution Provisions: The conversion price of the Series A Preferred Stock will be subject to proportional adjustment for stock splits, stock dividends, recapitalization and the like. The conversion price of the Series A Preferred Stock will be subject to adjustment on a standard weighted-average basis, in the event that the Company issues additional Common Stock or Common Stock equivalents (other than shares, net of repurchases and option cancellations, reserved for issuance to officers, employees, directors, consultants or advisors of the Company pursuant to stock option or stock purchase plans and other customary exclusions of a similar nature) at a price per share that is less than the applicable conversion price of the Series A Preferred Stock.

Transfer Restrictions: Prior to a Qualified IPO, the Common Stock will be subject to customary transfer restrictions

Protective Provisions: So long as 200,000 shares of Preferred A Stock shall be outstanding, the Company shall not, without first obtaining the approval of the holders of more than 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a single class.

(i) Materially alter or change the rights, preferences, privileges or restrictions of the Preferred Stock; or

(ii) Make any loan or advance, other than travel advances to employees in the ordinary course of business; or

(iii) Engage in any transaction with any affiliate or officer, director or stockholder (or their relatives), other than in the ordinary course of business and at arms-length; or

(iv) Engage in any other business other than the development, manufacturing and marketing of the Company's oncology therapeutic and diagnostic products.

Right of First Refusal: Subject to customary exceptions, in the event the Company proposes to offer equity securities to any person, each holder of Preferred Stock shall have the right, based on its percentage equity ownership of Preferred, to purchase its pro rata portion of such shares, provided, however, that such right shall terminate upon a Qualified IPO. Any securities not subscribed for by an Investor may be reallocated among the other Investors.

Right of First Offer: If, at any time prior to a Qualified IPO, any significant Common stockholder (which shall include all 5% or greater holders) of the Company wishes to transfer all or a portion of his, her or its Common Stock, a Right of First Offer to purchase the interests proposed to be transferred on a pro-rata basis (subject to customary carve-outs) shall first be made to the Company and then, solely to the extent not taken up by the Company, to holders of the Series A Preferred.

Tag Along: Prior to a Qualified IPO, holders of the Preferred Stock will have the right to "Tag Along" on a pro-rata basis and on the same terms as sales of stock by other stockholders of the Company.

Drag Along: In the event that the Board of Directors and more than 50% of the holders of the outstanding stock approve a change of control transaction, all other stockholders will be required to vote in favor of and support the change of control transaction.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Our financial statements detail accrued expenses.

For 2015, the accrued expenses of $137,432 consisted of payroll, vacation, 401(k), legal fees, utilities and other misc liabilities. All were paid off in full in 2016.

For 2016, $96,206 of the $97,376 in accrued expenses are still outstanding which consists of legal fees associated with financing ($52,846), as well as a real estate commission ($43,360). The legal fees will be processed for payment once the fall of our financing plans are completed. The real estate commission will be paid once the financing is complete and we execute a rental agreement to acquire space for our new corporate headquarters.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Preferred stock	$1,052,201	General operations
12/2016	Regulation D, Rule 506(b)	Preferred stock	$637,000	General operations
12/2017	Regulation D, Rule 506(b)	Preferred stock	$350,858	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Chemotherapy, the standard cancer treatment, is largely prescribed by informed guesses. Because this inaccurate method kills both cancerous and healthy cells, patients suffer from nasty side effects and don't usually get a drug that works for them the first time, if they get one that works at all. We're developing a targeted therapy for a highly lethal leukemia and a diagnostic to determine which patients will respond well to the drug. We're about to start Phase 1b/2 of clinical trials.

We envision a world where patients with cancer receive an effective drug the first time. About 30% of patients have mutations in their DNA that indicate they'll respond well to certain drugs; we develop drugs for the other 70%. We combined our drug, NMI-900, with a unique diagnostic that measures RNA rather than DNA. Our approach has the potential to select the right patient, improve survival, and limit side effects. In 5 years, we look forward to regulatory approval in AML and helping patients.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Nemucore Medical Innovations, Inc. was incorporated in the State of Delaware in February 2008.

Since then, we have:

- Raised $7 million from National Cancer Institute and foundation grants.
- 100+ years of biopharmaceutical experience in the executive leadership team.
- Leading experts at Memorial Sloan Kettering and Moffitt Cancer Centers are set to perform our clinical trial.
- Over 57 investors.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $212,232.
- *Assets.* As of December 31, 2017, the Company had total assets of $103,271, including $77,001 in cash. As of December 31, 2016, the Company had $93,746 in total assets, including $1,675 in cash.
- *Net Loss.* The Company has had net losses of $362,266 and net losses of $976,210 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $586,446 for the fiscal year ended December 31, 2017 and $591,535 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $2,040,059 in equity and $5,300,000 in grants (these were received between May 2010-June 2013 and executed from September 2010 - March 2016).

It will cost $10million for us to completely fund our project and we plan on doing a Reg D and Reg A round in the coming months to raise more funds. Our founders are also prepared to input capital.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Nemucore Medical Innovations, Inc. cash in hand is $17,500, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $25,000/month, for an average burn rate of $25,000 per month.

The most significant change to our business happened in August of 2016 when we made the transition from a research focused company to one focused on development of NMI-900 and the companion diagnostic. This operational change facilitate the closing of our wet labs and the opening of a new smaller office with the right team members to bring NMI-900 into the clinic.

Today our base operations focus on clinical planning, regulatory planning, finance, and clinical supply sourcing. This is a highly leveragable operation that interacts with 6-12 outside providers of service to accomplish our mission.   Over the next year as we continue to raise capital required to bring NMI-900 into the clinic we will hold expense to a minimum until the time we enter the clinic. Once we enter the clinic our expenses will increase to cover the costs of the clinical trial, acquiring clinical supplies of NMI-900, regulatory filings and work done by our contract research organization to manage the clinical sites initially at Moffitt and Memorial Sloan Kettering and then during the expansion phase Massachusetts General Hospital Cancer Center, Massey Cancer Center, and University of Virginia Cancer Center.

Our expenses will remain the same over the next 3-6 months, except for the cost of getting audited financials.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.nemucore.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Barbara Davis
- Bryan Costantino
- Chris Swenson
- David Williams
- Douglas Bailey
- James B. Farinholt, Jr
- Michael Seiden, MD, PhD
- Nicole Stephenson
- Tim Coleman
- William S. White

Appendix E: Supporting Documents

INVEST IN NEMUCORE MEDICAL INNOVATIONS, INC.

Fighting deadly leukemia by developing a new targeted therapy & diagnostic

12
investors

$3,040
raised of $150K-$1.07M goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$20M valuation cap | **15%** discount

A SAFE gives you the right to future shares in Nemucore Medical Innovations, Inc. If you invest, you're betting the company will be worth more than $20M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: 17.5% Discount

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a valuation cap of $20M and a discount of 17.5%.

INVESTOR PERKS

$250+	Monthly updates on our progress, invitation to quarterly webcasts, and a spot on our investor wall of fame.

"Chemotherapy, the standard cancer treatment, is largely prescribed by informed guesses. Because this inaccurate method kills both cancerous and healthy cells, patients suffer from nasty side effects and don't usually get a drug that works for them the first time, if they get one that works at all. We're developing a targeted therapy for a highly lethal leukemia and a diagnostic to determine which patients will respond well to the drug. We're about to start Phase 1b/2 of clinical trials.



Tim Coleman
FOUNDER AND CEO, NEMUCORE MEDICAL INNOVATIONS, INC.

OUR AMBITION

We envision a world where patients with cancer receive an effective drug the first time. About 30% of patients have mutations in their DNA that indicate they'll respond well to certain drugs; we develop drugs for the other 70%. We combined our drug, NMI-900, with a unique diagnostic that measures RNA rather than DNA. Our approach has the potential to select the right patient, improve survival, and limit side effects. In 5 years, we look forward to regulatory approval in AML and helping patients.

KEY FACTS

- Raised $7 million from National Cancer Institute and foundation grants.
- 100+ years of biopharmaceutical experience in the executive leadership team.
- Leading experts at Memorial Sloan Kettering and Moffitt Cancer Centers are set to perform our clinical trial.
- Over 57 investors.

DOCUMENTS

Nemucore_Corporate_Presentation.pdf

nemucore.com

from Wellesley MA

R&D SCIENCE TECH BIO TECH HEALTHCARE LIFE SCIENCE CANCER THERAPY DIAGNOSTIC AML MEDICINE

Why I Like Nemucore Medical Innovations, Inc.

Molecularly guided therapies have changed the outcome for a growing proportion of cancer patients, but this approach is still largely untapped for the majority of individuals with acute myeloid leukemias and myelodysplastic syndromes. NMI-900 therapy coupled with a novel RNA biomarker provides a new strategy for helping a larger portion of patients with a variety of malignant blood disorders.



Michael V. Seiden, MD, PhD

PRESIDENT – THE U.S. ONCOLOGY NETWORK; CHIEF MEDICAL OFFICER – MCKESSON SPECIALTY HEALTH

THE BUZZ ABOUT NEMUCORE MEDICAL INNOVATIONS, INC.

I am invested in Nemucore because I believe that their focus on coupling therapies with companion diagnostics is a novel way of addressing the cancer problem. Identifying patients for whom individual drugs may have the most positive outcomes is a marked improvement over the hit-or-miss approaches of the past, and I believe that customizable treatment is the future. I also appreciate that Nemucore's focus on blood cancers specifically is a unique business model. I have known the CEO, Tim Coleman, for over 25 years and know his tenacity when pursuing solutions to tough problems well. I also appreciate his focus on assembling top-notch staff and teaming partners in pursuing a successful path forward for Nemucore.



Michael J. Ferreira

Vice President of New Offer Management – JENSEN HUGHES

A Majority of Patients Do Not Benefit from Targeted Therapy


151mL/H

The Past: Traditional Chemotherapy

Though chemo has saved many lives, it's a brutal experience. Because it attacks both cancerous and healthy cells, patients endure nausea, hair loss, fatigue, memory loss, compromised immune systems, and more. What's more, choosing chemotherapy drugs is a process of trial and error. It could be several rounds before a patient gets a drug that works well – if they get one at all.

The Present: Targeted Therapies for 30% of Patients

Targeted therapies, developed in the late 1990s, zero in on cancer cells and leave healthy cells alone. These drugs have fewer side effects and higher success rates than traditional chemotherapy. To determine if a patient can receive targeted therapies, physicians look for genetic mutations in a cancer cell's DNA. Only about 30% of cancer patients have a "druggable" DNA mutation. The other 70% of patients must rely on regular chemotherapy.





The Future: Targeted Therapies for Everyone

We are developing a new kind of targeted therapy that relies on knowledge from an RNA-based diagnostic instead of more traditional DNA-based diagnostics to determine if a patient with cancer is a candidate for our targeted therapy. We believe in the future; RNA-based diagnostics will be the key to unlocking targeted therapies for the 70% of cancer patients who do not have "druggable" genetic mutations in their DNA.

Let's Cure AML Together and Open a New Future for Cancer Care

Hello!

Whenever I talk about Nemucore Medical Innovations, I'm often met with the same response: "My wife/father/brother had cancer." It's pervasive and heartbreaking. Many of these wives, fathers, and brothers have gone on to lead full lives; many others have not. Each cancer is unique, and the treatment that works for one person may not work for another. When I founded Nemucore Medical Innovations, I was driven by one principle: match the right treatment with the right patient.

The first cancer treatments on the market were designed to indiscriminately kill everything. This meant that, though cancer cells would be eliminated, so would healthy cells. What use is a treatment if it kills you in the process?

Luckily, medicine has evolved since then. Cancer patients have more hope of finding a treatment that fits their specific cancer, especially if their cancer contains a specific mutation that makes it easy to target. Unfortunately, not all cancers contain mutations that can be targeted. This is especially true of certain blood cancers, where a majority of patients lack "actionable" mutations. Nemucore Medical Innovations has set out to create patient-specific treatment that work in patients with Acute Myeloid Leukemia (AML) and high-risk Myelodysplastic Syndromes (hrMDS) where the lack of "actionable" mutations is particularly high.

Our method consists of a two-pronged approach. First, we test the RNA of a patient's cancer. While most cancer diagnostics focus on the DNA of a cell, our approach uses RNA because it is the richest source of information in a cancer cell. We use the information found within RNA to determine if a patient's cancer will be sensitive to our drug, NMI-900. If a patient's cancer is not sensitive to NMI-900, we know that this patient is not a good match for our drug. By running a diagnostic test first, physicians can treat only those patients who will benefit from our drug, and not subject patients to treatment plans that will not work for them. Then, NMI-900 will be administer to only those patients who will benefit. NMI-900 does not rely on a mutation to work, but instead works by halting the rapid division of cancer cells.

Our drug and diagnostic combination has been well received by world-leading clinicians at major hospitals, who have enthusiastically agreed to conduct our groundbreaking clinical study. They believe, as I do, that each cancer deserves a unique treatment to create the best possible outcome for the patient. My belief in this has only deepened as I, too, have my own story of how cancer has touched my life. In 2016, my sister was diagnosed with a cancer that did not have a "druggable" mutation that could be matched to a treatment. She is one of the lucky ones; her cancer responded to trtreatments that currently exist.

The opportunity to invest in Nemucore Medical Innovations is an opportunity to help individuals who are not so lucky. We invite anyone whose lives have been touched by cancer – be it a family member, a friend, or even if you are a survivor – to own a piece of what we hope is a solution for patients without a treatment that matches their cancer.

Thank you in advance,

signature.jpg

Tim Coleman, Founder and CEO

How Our Drug Kills Cancer Cells



Bringing Our New Drug to Patients With Acute Myeloid Leukemia

We're developing 1) a best-in-class drug for a highly lethal type of blood cancer and 2) a companion diagnostic to determine which patients will respond well to this drug. The diagnostic tests if a patient's cancer is sensitive or resistant to our drug by focusing on RNA of the cancer rather than DNA. We're currently preparing for Phase 1b/2 of clinical trials. If successful, we could improve survival and quality of life for tens of thousands of patients with cancer.

AML is a highly lethal cancer that starts in the bone marrow and causes patients to become very ill.

27%	#2	21,380	10,590
Five-year-survival	Most commonly diagnosed type of leukemia	New cases of AML per year in the U.S.	Deaths from AML per year in the U.S.

Sources: American Cancer Society and the American Society of Clinical Oncology.

Join Us in Completing The Final Clinical Studies to Help Patients with AML

2008

Nemucore Founded

We founded Nemucore with a mission to develop targeted medicines for cancers that lack "druggable" mutations.

2010

Received Two National Cancer Institute Grants

Awarded a U43 and a U54 grant for the development of precision medicines to treat multi-drug resistant cancer without "druggable" mutations.

2010

Cancer Research United Kingdom (CRUK) Begins Phase 1 Trial

2011

Received Five-Year National Cancer Institute Grant

R01 grant awarded to further our mission.

2013

Received Three Grants

Two R43 grants from the National Cancer Institute and a one from the Ben and Catherine Ivy Foundation.

2013

Phase 1 Trial Successfully Completed

Trial showed that NMI-900 was safe and had clinical activity in 22/36 of patients.

2015

Raised Series A

Financing secured worldwide rights to NMI-900.

2015

NMI-900 Preclinical Trial in Blood Cancer

Showed NMI-900 preclinical blood cancer model was effective using new dose.

2016

Raised Series A Preferred

Financing for the development and evaluation of NMI-900's companion diagnostic on over 5,000 patient samples, which identified blood cancers as the most promising for clinical trials.

2016

NMI-900 Preclinical Trial as Combination Therapy in Ovarian and Lung Cancer

Trial showed NMI-900 is effective in this capacity.

2017

Recruited Clinical Partners at Moffitt and Memorial Sloan Kettering

Together, we designed and drafted a Phase 1b/2 clinical trial protocol.

2018

Initiate Phase 1b/2 Clinical Trial

Trial will evaluate NMI-900 and companion diagnostic for patients with AML and hrMDS.

2019

Expected Interim Data Analysis

Data from first cohort of patients treated in Phase 1b Clinical Trial of NMI-900; results from retrospective data analysis of NMI-900 companion diagnostic.



Top Physicians will be Running Our AML Clinical Trial



Dr. Ross Levine
Laurence Joseph Dineen Chair
in Leukemia Research
Director of MSK Center for Hematologic Malignancies

Memorial Sloan Kettering
The world's oldest and largest cancer center,
in New York, NY.



Dr. Eytan Stein
Hematologic Oncologist



Dr. Alan List
President and CEO Of MCC
Senior Member of Department of
Hematologic Malignancies

Moffitt Cancer Center
Tampa, FL.



Dr. David Sallman
Assistant Member in the Department of
Malignant Hematology

Our New Drug and Diagnostic Approach Could Be Used for at Least Five Types of Cancers

Type of Cancer	Number of Diagnoses in the U.S. per Year	Potential Market Size*
Acute Myeloid Leukemia (AML)	21,380	$1.0 billion
Myelodysplastic Syndromes (MD	10,000+	$1.5 billion
Ovarian Cancer	22,400	$1.5 billion
Triple Negative Breast Cancer	34,776	$1.0 billion
Non-Small Cell Lung Cancer	224,000	$7.0 billion

These cancers have shown potential sensitivity to our drug and have few targeted therapies currently available. AML and MDS showed the highest sensitivity so we are focusing on those first.

Sources: Cowen and Company. Therapeutic Categories Outlook. October 2014; SEER.Cancer.gov, Nov. 2015; and Needham and Company. AML Drug Development Update, April 2016.
**Potential market sizes are based on assumptions built into a sophisticated financial model that examines changes in patient population, growth rates, incident rates, interest rates, expenses, price, patent protection, royalties, time to regulatory approval, and other items that may or may not change on an annual basis.*

Founder



Tim Coleman

Founder and CEO

Anti-cancer Crusader! Principal Investigator for NMI's 6 grants. PhD - Biochemistry, MBA, Marathoner

AND THE REST OF THE TEAM



Barbara Davis

Chief Sceintific Officer

Dr. Davis is certified as a Diplomate, American College of Veterinary Pathologists and has over 20 years of research experience in female endocrine and reproductive pathology and cancers.



William "Sandy" White

COO

William S. White is the former CEO of Icon Bioscience and has over 25 years of pharma industry experience, including executive leadership, global development/licensing, R&D and commercialization.



Dave Williams

Senior VP, Operations

Dave has over 25 years of experience in cGMP large and small molecule manufacturing operations, process development/scale-up, facility design and construction, and R&D.



Allison B. Morse

Director of Clinical Affairs

Allison has more than 15 years of experience caring for women with cancer throughout the course of their disease. She has a Master's in Public Health and a Master's of Science in Nursing.



Michael Seiden

Director - Lead Clinical Advisor

Chief Medical Officer McKesson and President of US Oncology.



Bryan Costantino

Lead Director - Chairman of the Audit committee

Retired Partner at PricewaterhouseCoopers for 25 years leader of the Healthcare Advisory Practice.



Doug Bailey

Director - Chairman of the Compensation Committee

Co-founder of American Bailey Corporation (ABC), a closely held private equity firm.



James B. Farinholt

Director - Chair of the Nominating and Governance

Founding partner at Tall Oaks Capital Partners.



Nicole Stephenson

Director of Operations

Nicole coordinates the interaction of the financial and operational aspects of Nemucore. She holds an MBA and an MS in Biological Sciences, and previously worked at PwC in Health Industries Advisory.



Keri Forbringer Hetherman

Business Associate

Keri manages daily operations within the company, including finances and scheduling.



Chris Swenson

CBO

Career in law and biopharma investment banking. Chris holds a JD and MBA

Raised $7,343,099 From 12+ Investors

Tim Coleman

Michael V Seiden

Michael Seiden MD PhD is the President of US Oncology, a McKesson Company

Chris Arsenault

John Hiram Ewald

Bryan Costantino

Jonathan Fox

MORE INVESTORS

Interview

Wefunder interviewed Tim Coleman on October 2, 2017.

– COLLAPSE ALL

WF: What does Nemucore do? ^

COLEMAN: Nemucore is working on a drug for Acute Myeloid Leukemia (AML), a type of blood cancer. At this time, there are few options for patients with this life-limiting disease. The drug is called NMI-900. We found it to be the best-in-class drug to treat cancer, but the medical community did not have a diagnostic test to determine which patients would respond well to this drug. So, along with our collaborators, we developed a companion diagnostic that identifies which patients should be treated with NMI-900.

We have partnered with some of the top AML clinics in the world: namely the H. Lee Moffitt Cancer Center and Research Institute in Tampa, FL and the Memorial Sloan Kettering Cancer Center in New York, NY. Together, we designed a Phase 1b/2 clinical trial protocol using NMI-900 and our companion diagnostic. Now, we're raising funds to get this combination into clinical trials to help patients with AML.

WF: Why do only some patients respond to the cancer drug you're developing? ^

COLEMAN: Historically, all cancer was treated with chemotherapy that killed cancer cells but also damaged healthy cells, which caused a lot of side effects. Science has evolved to understand that about 30% of patients with cancer have cancers with identifiable genetic mutations that can be targeted by specific drugs, called targeted therapies. We call this the lock-and-key approach: the mutations are the "lock" and the targeted therapy is the perfectly designed "key" to fit the mutant protein in the patient's cancer. But that's only relevant for about 30% of cancer patients – the other 70% of patients with cancer don't have an "actionable" or "druggable" genetic mutation, therefore these very specific targeted therapies do not help them.

At Nemucore, we're working on identifying which drug works for those 70% of patients that don't have an identifiable genetic mutation. Right now we have a potentially game-changing solution for patients suffering from Acute Myeloid Leukemia.

WF: What's the new approach you're using? ^

COLEMAN: To explain this, we need to introduce a couple molecules. You've probably heard of DNA, which is a molecule that stores genetic information in a cell's nucleus. The second molecule is RNA, which helps code, decode, regulate, and express DNA.

Our focus is finding an effective treatment for the 70% of patients that don't have identifiable genetic mutations in their DNA. For our lead drug, NMI-900, we've identified RNA signatures that indicate if a patient's cancer is sensitive to the drug. Just by measuring a specific group of RNA molecules in the cancer cell, we can tell whether NMI-900 could help a patient by destroying his or her cancer.

WF: What is Nemucore's history? ^

COLEMAN: The beginning really goes back to about 1997, when I started my first company. I was working on a cancer vaccine, and more broadly, understanding how we can generate cancer vaccines to allow us to target things that normally aren't mutated. I ran that company for seven years. Then I joined PricewaterhouseCoopers, where I helped build the biomedical strategy practice, part of the personalized medicine initiative at PwC.

In 2008, the opportunity to start Nemucore arose. Even then, we understood the difference between the low-hanging fruit that the 30% of patients with identifiable genetic mutations represented and the 70% of cancer patients who didn't have these targetable lesions. And so we took an opportunity to go after things that are common in cancer cells, and not so common in non-cancer cells, a very contrarian perspective.

We raised about $7 million through several National Cancer Institute and foundation grants, which helped us run until 2015. Our research was going well, but we couldn't scale the company fast enough. We had an opportunity to look at a molecule that GlaxoSmithKline had created and sub-licensed to Cancer Research UK (CRUK), which is the largest cancer foundation in the world. We took a look at the molecule and found it had a lot of potential. Within four days, we had a nondisclosure agreement in place and we had access to over 2,000 pages of documentation on the drug.

Since then, we've been focused on creating the right clinical development approach to run successful clinical trials.

WF: How has your Acute Myeloid Leukemia drug performed in trials in the past?

COLEMAN: Our drug was used to treat 36 patients in a Phase I trial conducted by Cancer Research UK. A Phase I trial is designed to test a drug's safety and to establish the right dose. Though it's not the primary goal of a Phase I trial, you also get some sense of whether or not the drug will work. The trial showed that the drug did have some level of clinical activity.

WF: Tell me about the trial you are conducting now.

COLEMAN: Fast forward two years. We're now in Phase 1b/2 because we've changed the dosing schedule of NMI-900 -- in the CRUK study the drug was administered five days a week, consecutively, every three weeks. We're now testing administering the drug once or twice a week, then two weeks off. This schedule really benefits patients so they're not sitting in a hospital for five days in a row; instead they receive an hour-long infusion once or twice a week. In order to change the schedule, we have to do a Phase 1b trial.

This new Phase 1b clinical trial was designed with prominent leaders in AML, specifically the folks at Moffitt Cancer Center in Tampa, FL, and at Memorial Sloan Kettering in New York, NY. It's for patients with Acute Myeloid Leukemia (AML), and also high-risk Myelodysplastic Syndrome (MDS), which is a potential precursor to leukemia. In this trial, we will use both the companion diagnostic and NMI-900.

At the beginning, this trial will simply collect data about the companion diagnostic: we will test each patient's tumor a few times throughout the trial while he or she receives NMI-900 once or twice a week. This data will help us retrospectively validate that the diagnostic does in fact predict who will benefit from NMI-900. Once we have treated about 40 patients with NMI-900 and analyzed the results of the diagnostic, we can use the data and work with the FDA to open an expansion trial, in which we will use the diagnostic first, then assign patients to receive NMI-900 if the diagnostic's results predict it could help them.

Currently, we have physicians prepared to run the trial both at Moffitt Cancer Center, Massachusetts General Hospital, and Memorial Sloan Kettering Cancer Center.

WF: How will you make money?

COLEMAN: Today, Nemucore is poised for clinical trials of NMI-900. If these trials perform as expected, we will look to partner NMI-900 with one or multiple global biopharmaceutical companies who already sell therapies in the blood cancer market.

WF: How can you determine how well the drug is working?

COLEMAN: Physicians will perform biopsies to look at the bone marrow throughout the course of the treatment. In Acute Myeloid Leukemia, the bone marrow that usually produces cells that carry oxygen, fight infection, and help the body form clots makes cancer cells instead. As a result, patients can't make healthy cells. The bone marrow biopsies help analyze the extent of the cancer and the response to treatment. Because the bone marrow makes cells that circulate in the bloodstream, blood samples can also be evaluated throughout treatment to get an idea of a patient's response.

WF: How well does Nemucore's AML drug appear to work?

COLEMAN: Even though initial trials are meant to test safety, investigators always look at whether or not the drug works. In this case, our team felt strongly that the drug had a really good "clinical activity signal," which is the language that we use to talk about whether or not drugs work.

With this particular patient population, the likelihood of five-year survival is about 27%. In these particular patients, because they haven't responded to regular chemotherapy, they may die in six to eight months. So if the drug is working, they're going to get better right in front of the doctor's eyes. That's the difference with this type of disease -- the patients the doctors are treating are really sick when they enroll them in the trial, and they're going to get better even before they can prove it on a biopsy or a blood sample. Not only will they feel better but they will likely live longer with fewer or no symptoms.

The patients in the CRUK trial did well on the drug by exhibiting a "manageable" safety profile. One of them, in particular, received 11 months worth of treatment. Her cancer stabilized. Any time a patient enrolls in enroll in a Phase 1 trial, he or she has a resistant cancer, or a cancer that has been heavily pretreated that no longer responds to available treatments. Not only do these patients have aggressive cancers, but their body has really suffered the side effects of multiple chemotherapeutics because they've often tried everything else. When you see patients do well in that setting, it's very encouraging

WF: How many people could potentially use this drug?

COLEMAN: Each year, there are about 22,000 new cases of Acute Myeloid Leukemia and about 11,000 cases of death. That might not seem like a lot of patients, but the FDA isn't interested in any more drugs that can treat all patients with cancer and see only 20% benefit; they're interested in drugs that can treat 1,000 patients and 80% will benefit.

WF: Where do you see Nemucore going?

COLEMAN: For us, this drug is really the tip of the iceberg. If we show that this drug can actually treat patients with AML and we can use the companion diagnostic that's built on the principles suitable for identifying treatment for 70% of cancer patients, then we could have a watershed moment that allows us to scale our organization. We can develop a pipeline of cancer therapies using the same principles and truly help a lot of patients with cancer.

WF: What are you currently most worried about?

COLEMAN: We're sitting here in our office encased in data right now. We're very convinced that the case for treating Acute Myeloid Leukemia effectively can be made. And so what keeps us up at night is whether or not we can we raise the capital to show that that's actually the case. Everything else is sort of superfluous.

WF: Tell me more about your partnerships with the blood cancer experts.

COLEMAN: At Memorial Sloan Kettering, we're working with Drs. Ross Levine, Martin Tallman, and Eytan Stein. Dr. Levine runs a research lab dedicated to developing diagnostic capabilities for leukemias. Drs. Tallman and Stein are both Hematologic Oncologists, and Dr. Tallman is the Chief of the Leukemia Service. All three specialize in leukemia and blood cancers. These guys routinely publish in the New England Journal of Medicine and they see all the drugs that are going after blood leukemias. They are impressed by our ability to identify if patients will be sensitive to our drug and wanted to work with us to bring it into clinical trials.

At the Moffitt Cancer Center in Tampa, we're working with Drs. Alan List and David Sallman. Dr. List is the President and CEO of Moffitt. His specialty is hematological oncology. Earlier in his career, he was a pioneer in the development of a drug called Revlimid. Revlimid is a wonderful drug that helps patients with Myelodysplastic Syndrome or Multiple Myeloma. It also generates close to about $8.2 billion a year in revenue, and it's the major product for the pharmaceutical company Celgene. Dr. Sallman is Hematologic Oncologist whose research interests focus on the development of targeted therapeutics for patients with AML and MDS.

These are not just the physicians you'd find at a community health center. At the American Society Hematological Malignancies conference, these doctors would be the rock stars walking down the red carpet. We think from a clinical and scientific perspective, we've got a super strong story

WF: How much financing do you need to accomplish your goals?

COLEMAN: To run this trial and do the things we need to with the regulatory agencies, we need to raise $6 million to $7 million. Over the next 24 months, we need to raise about $10 million.

WF: Who are your competitors?

COLEMAN: Until 2017, there hadn't been an approval of a drug to treat Acute Myeloid Leukemia for 25 years. They were using drugs that were approved in 1971. There's no competition per se because we're competing against the standard AML treatment, which are those drugs that were approved in 1971. When patients fail on those drugs, there aren't really many answers. That's when patients go into clinical trials. So, if we're able to provide a better solution than these other drugs that were approved nearly 40 years ago, we should be able to move forward.

Just last year, there were two new drugs approved to treat AML. One of those approvals can only treat 10% of acute myeloid leukemia patients, and the other one is only good for about 20% of acute myeloid leukemia patients. In order to be a candidate to receive those two drugs, you have to have a targetable mutation. Whereas, with our drug, you don't have to have that targetable mutation. With our companion diagnostic, we can get a pretty good indication, before administering it, whether or not it will work. So we're fundamentally different than our competitors that were approved this year, which I think is an important differentiator.

WF: How much will your drug cost?

COLEMAN: Historically, the price points for targeted therapies like the one we're developing have a cost that range over several thousands of dollars. We suspect ours will probably be in this range as well, but we will not be able to confirm that until after our clinical trials are finished

Typically what happens in the U.S. is, you get your FDA approval in a specific patient population, and you work with the Centers for Medicare and Medicaid Services to identify key aspects of the patient population that you're going into and your expected price point.

In the UK, where there's a single-payer system, they take into account the economics of the drug and the outcome of the drug trials. One of the great things about having had that first trial run in the UK is that we can have a more in-depth conversation about health economics with their National Institute for Council on Economics Health.

WF: How did a small company like yours develop an innovative drug like this?

COLEMAN: The Big Pharma model has been to find a molecule and treat as many people as possible with it. What we came to understand was that that model was broken. What really needed to happen was that scientists needed to understand that each individual cancer patient had their own idiosyncratic tumor. They may respond differently to a particular medicine. Big Pharma didn't care as long as 20% of them did well on the drug. And the FDA and regulatory agencies were approving these drugs because at the time there weren't a lot of therapies available. There were classic radiation, surgery, and chemotherapy.

As molecular biology got more sophisticated, we could really discern which patient had what type of profile and which patients were sensitive versus resistant. Big Pharma did a great job coming up with these molecules. But to move the needle for Big Pharma, they need that drug to make $500 million six or seven years after they initially discover it, and that wasn't the case with drugs like ours.

So smaller biotech companies like Nemucore -- who don't have to worry so much about scale at the outset and who could find the six patients for whom this particular drug will work -- can create a lot of value: patients can have better quality of life and insurers no longer have to pay for what is essentially end of life care. You can improve patients' ability to survive disease and that end-stage life care will be less expensive.

We had some underlying scientific principles. We were able to build and develop on those, and take ideas from several different organizations and bring them together. We've become the ultimate integrators. That integration has really taken off with our clinical advisors. Could someone come and beat us today? Probably not. Could someone come in five or ten years with differentiated therapy in that similar vein? Yeah, that's probably going to happen. But for now, I think we've been the ultimate keeper of this technology and have succeeded in figuring out how to deploy it and integrate it versus being the best chemist in the lab.

WF: What's your timeline? When do you expect your first drug to be approved?

COLEMAN: Alnylam Therapeutics has been working on RNAi technology since 2003, and just this fall, they got great headline Phase III data. It looks like that drug is going to be approved sometime in early 2018. But it cost $1.3 billion and took 15 years. For Nemucore, with the drug we have now and the companion diagnostic, we're think we could have FDA approval in a 3-4 year timeframe. We found the drug in 2014. It's a very short timeline.

WF: What kinds of feedback do you get from your investors?

COLEMAN: Typically the institutional investors we talk with are either scientifically or clinically trained. What we do to de-risk the investment is talk about who we're working with. In terms of Drs. Alan List and Ross Levine's teams, and the clinical folks who are literally the people that are gonna put the needle in the arm of those patients of this drug -- these folks see all the different drugs that are out there. For us, one of the things that we like to do for those people who don't have a strong scientific background is to say, "Look. You can certainly believe or not believe what I'm saying, but these four people right here are going to give this drug to patients." And I think the power of that is really palpable.

WF: Who's on your team?

COLEMAN: Our executive leadership team has over 100 years of biopharmaceutical experience and are truly dedicated to helping cancer patients. I love working with my team because they are innovative and know how to get drug development accomplished. This shows as we've been able to attract the best of the best when it comes to key opinion leaders.

Our board is made up of people with pretty incredible backgrounds. There's Dr. Seiden, who right now is the Chief Medical Officer of the McKesson Corporation and the President of U.S. Oncology; Brian Constantino, who took the healthcare advisory practice at PricewaterhouseCoopers and built it from a $100 million business to a $1.1 billion business when he left 15 years later; Jim Farinholt, who's started a handful of biotech companies at this point after coming from an investment banking background; Doug Bailey, who's been an entrepreneur since he left MIT in the early 1970s and helped build Endocyte Pharmaceuticals. It's a pretty esteemed board and they've bought into the story, the science, the chemistry, the clinical aspirations of what our amazing little company can do.

On the frontline of our clinical program is our director of clinical affairs, Allison Morse, who I have a tremendous amount of respect for. Allison was an Oncology Nurse Practitioner for 20 years before coming to work for Nemucore a year ago. Her passion is getting the best for patients and the ability to bring new therapies to the patients, especially those who don't have a lot of options.

Finally, we have about 57 investors in the company who mean the world to me and our team as they have been pioneers in our effort to bring our novel approach to the clinic. When we are successful, there will be a lot of patients grateful for the risk our investors took to bring them our life-saving approach.

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Ross Rice INVESTOR Apr 9

so explain the 17.5% discount, and does our investment get us shares of stock? if so, at what price per share?



Tim Coleman Founder and CEO FOUNDER Apr 11

Ross - Thanks for the question and interest in Nemucore Medical Innovations.

We are offering an instrument called a SAFE, which stands for Simple Agreement for Future Equity. For those who invest in the first $100,000 in our SAFE there is a 17.5% discount on to the price set when the next equity round is priced. In this case our Series B round. At the pricing of that round your shares of stock in Nemucore will automatically issue at a price 17.5% lower than the round. This win-win situation is what makes the SAFE instrument structure so compelling for investors.

We think it is a great deal for investors and we would welcome your participation.

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Investing in our SAFE Agreement involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our SAFE. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

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